Exhibit 99.1

The Children's Place Announces Preliminary Unaudited Results

for the Fourth Quarter 2022

Secaucus, New Jersey – February 6, 2023 – The Children’s Place, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced preliminary unaudited results for the fourth quarter of 2022.

Jane Elfers, President and Chief Executive Officer, said “We now expect to report a net loss in the range of ($52) million to ($57) million for the fourth quarter. This net loss was primarily due to a deterioration in gross margin for reasons not expected when we provided prior guidance, particularly a macro-economic environment in the fourth quarter that proved to be far more challenging for our core customers than we originally anticipated. As a result of this challenging environment and significantly higher input costs, including decade-high cotton costs and other supply chain costs, the Company made several forward-looking strategic decisions regarding the level and composition of its inventory, which negatively impacted short-term margins but significantly reduced higher cost, end-of-season merchandise, putting us in a much healthier inventory position as we enter 2023.”

Ms. Elfers continued, “Our 2022 operating results were negatively impacted by approximately $125 million versus 2021 due to three input costs: first, an approximate $65 million incremental impact to our 2022 operating results due to the spike in cotton prices, our largest product input cost; second, an approximate $30 million incremental impact to our 2022 operating results due to having to utilize airfreight amidst the worldwide supply chain delays caused by the COVID-19 pandemic; and third, an approximate $30 million incremental impact to our 2022 operating results from the spike in container costs, also due to the COVID-19 pandemic. As we enter 2023, cotton prices are down approximately 40% from their 2022 highs and are expected to continue to decline in 2023, container costs are now approaching pre-pandemic rates, and we have effectively eliminated the use of air freight in 2023 as the worldwide supply chain moves back in line with historical norms. While we still need to work through inventory in the front half of 2023 that has these higher input costs embedded in it, beginning in the back half of 2023, the combined impact of these three input cost reductions is expected to result in an annualized benefit to our operating results of more than $100 million.”

Ms. Elfers concluded, “The significant reduction of input costs and the strong focus on expense and inventory management led by our new CFO, Sheamus Toal, position us well to deliver for investors in 2023. Combined with our industry-leading digital penetration as a result of our successful digital transformation that began several years ago and was completed during the pandemic, our strong stable of brands, the success of our fleet optimization strategy and our rapidly growing Amazon business, we expect to return to double digit operating margins for the back half of 2023 and beyond.”

Fourth Quarter 2022 Preliminary Unaudited Results

While the results are still preliminary and subject to the Company’s detailed year end closing process and its independent audit, the Company now expects to report the following results for the fourth quarter of 2022:

•	Net sales are expected to be approximately $454 million to $456 million, versus the Company’s prior guidance of $460 million at the low end, and down approximately $52 million to $54 million, or down approximately 10.2% to 10.6%, versus last year.
•	Operating loss for the quarter is expected to be in the range of (14.2%) to (15.6%) of net sales and adjusted operating loss is expected to be (13.4%) to (14.8%) after excluding approximately $3.6 million of adjustments, primarily related to store level asset impairments and fleet optimization costs to close certain retail locations, versus the previous guidance of adjusted operating income in the range of 2.5% to 3.3% of net sales.
•	Loss per share for the fourth quarter of 2022 is expected to be in the range of ($4.24) to ($4.63) and adjusted loss per share is expected to be in the range of ($4.02) to ($4.41) after excluding approximately $3.6 million of adjustments, as compared to the Company’s previous guidance of adjusted earnings per diluted share of $0.50 to $0.75.
•	Fourth quarter inventory is now expected to be up 5.5% to 6.5% versus last year, compared to a year-over-year increase of 24% ending the third quarter of 2022. Carryover inventory levels are expected to be significantly lower than we originally projected.

The Company stated that factors leading to a significant net loss in the fourth quarter included:

•	Macro-Economic Environment - The macro-economic environment in the fourth quarter proved to be far more challenging for our core customers than originally expected, resulting in lower sales than projected and the need for increased promotions as the Company worked to drive sales and reduce seasonal inventory levels.
•	Inventory Optimization - In early December, in light of the challenging macro-economic environment, the Company made several forward-looking strategic decisions regarding the level and composition of its inventory, which negatively impacted short-term margins but reduced higher cost, end of season merchandise, putting us in a much healthier inventory position as we enter 2023. These strategic actions included the acceleration of inventory turns that enabled the Company to liquidate units with higher built-in input and other supply chain costs. In addition, other decisions were made as the quarter progressed and at quarter-end that contributed to gross margin deterioration, including the write down of non-go-forward inventory and a sizable charitable donation of inventory to our philanthropic partners at Delivering Good.
•	Transactional and Support Costs - The Company incurred higher levels of fulfillment expenses due to unplanned increases in both units shipped and split shipments, which resulted in deleveraging of fulfillment and shipping expenses. The Company also experienced an increase in selling, general and administrative expenses in an effort to drive sales and due to inflationary pressures, which hindered the ability to reduce expenses as much as originally planned.

Certain of the Company’s preliminary unaudited results are reported in this press release on an adjusted, non-GAAP basis. Adjusted earnings (loss) per diluted share and adjusted operating income (loss) are non-GAAP measures, and are not intended to replace GAAP financial information, and may be different from non-GAAP measures reported by other companies. The Company believes the income and expense items excluded as non-GAAP adjustments are not reflective of the performance of its core business, and that providing this supplemental disclosure to investors will facilitate comparisons of the past and present performance of its core business.

The Company plans to provide further commentary on the fourth quarter and full year 2022 and the Company’s outlook for 2023 in March as part of its earnings release and conference call.

This press release does not contain all the necessary information for an understanding of the Company’s results of operations for the fourth quarter of 2022 or the full year 2022. As the Company completes its quarter-end and fiscal year-end financial close processes and finalizes its financial statements for the fourth quarter and full year 2022 including completing the analysis and assessment of the Company’s year-end tax provision, it is possible that the Company may identify items that require it to make adjustments to the preliminary unaudited financial information set forth above, and those adjustments could be material. The Company undertakes no obligation to, and does not intend to, update financial information prior to the release of final fourth quarter and full year 2022 financial information currently scheduled for March.

About The Children’s Place

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells at retail and wholesale, and licenses to sell fashionable, high-quality merchandise predominantly at value prices, primarily under the proprietary “The Children’s Place”, “Place”, “Baby Place”, “Gymboree”, “Sugar & Jade” and “PJ Place” brand names. The Company has online stores at www.childrensplace.com, www.gymboree.com, www.sugarandjade.com and www.pjplace.com and, as of January 28, 2023, the Company had 613 stores in the United States, Canada, and Puerto Rico and the Company’s five international franchise partners had 220 international points of distribution in 15 countries.

Forward Looking Statements

This press release contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s strategic initiatives and results of operations, including adjusted net income (loss) per diluted share. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” “position us” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its Annual Report on Form 10-K for the fiscal year ended January 29, 2022. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions, including record high inflation which disproportionately affects our core customers, the risks related to the COVID-19 pandemic, including the impact of the COVID-19 pandemic on our business or the economy in general (including decreased customer traffic, schools adopting remote and hybrid learning models, closures of businesses and other activities causing decreased demand for our products and negative impacts on our customers’ spending patterns due to decreased income or actual or perceived wealth, and the impact of legislation related to the COVID-19 pandemic, including any changes to such legislation), the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions, disruptions and higher costs in the Company’s global supply chain, including resulting from the COVID-19 pandemic or other disease outbreaks, including requiring undue reliance on air freight to receive merchandise on time, and the risk of record high container and other supply chain costs, foreign sources of supply in less developed countries, more politically unstable countries, or countries where vendors fail to comply with industry standards or ethical business practices, including the use of forced, indentured or child labor, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the risk that the Company is unable to offset cost increases in inputs (like cotton which is experiencing decade-high prices), through value engineering or price increases, various types of litigation, including class action litigations brought under consumer protection, employment, and privacy and information security laws and regulations, the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:  Investor Relations (201) 558-2400 ext. 14500

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